                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                   -----------------------------------------

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 13, 1998

                             WHIRLPOOL CORPORATION
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            (Exact name of registrant as specified in its charter)


          Delaware                           1-3932                            38-1490038
----------------------------          --------------------             --------------------------
(State or other jurisdiction            (Commission File                    (I.R.S. Employer
     of incorporation)                      Number)                       Identification No.)



     2000 M63 North,  Benton Harbor, Michigan                  49022-2692
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     (Address of principal executive officers)                 (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.   Other Events
          ------------

     On January 13, 1998, the registrant announced that it will take a charge against fourth-quarter 1997 earnings to reduce costs in its Latin American operations. The Brazilian subsidiary charge will be about $44 million pre-tax, or $31 million after-tax, and when fully implemented annual after-tax cost savings to the Brazilian subsidiary of approximately $45 million are expected. In addition, the registrant reported that it expected fourth quarter and full-year 1997 earnings to be in line with recent analyst expectations and to exceed last year's earnings by approximately 35 percent. The company said audited earnings will be released in early February.



Item 7.   Financial Statements and Exhibits
          ---------------------------------

     Copy of January 13, 1998 press release covering the Company's announcement regarding a charge against fourth-quarter 1997 earnings to reduce costs in its Latin American operations.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WHIRLPOOL CORPORATION
                                        Registrant



Date: January 14, 1998                  By: /s/  Daniel F. Hopp
                                            --------------------------
                                        Name:  Daniel F. Hopp
                                        Title: Vice President, General
                                               Counsel and Secretary